Exhibit 10.3

Ocean Cross Business Solutions Group LLC

January 1, 2014

Compliance & Risk Management Solutions Inc.
49 Main Street
New Egypt, NJ 06880

Attn:   Chris Neuert, CEO

This letter is incorporated by reference to the consulting agreement (the “Agreement”), made effective August 1, 2013, by and between Ocean Cross Business Solutions Group LLC (the “Consultant”) and Compliance & Risk Management Solutions Inc. (the “Client”).

The Consultant to the above said Agreement, agrees to the following:

At anytime that the Agreement is in place between the Consultant and the Client, at the Client’s request, the Consultant agrees to defer any compensation due (“Deferred Fees”).   Such Deferred Fees will continue to accrue on the Client’s balance sheet, and, unless otherwise paid at the sole discretion of the Client, will be due and payable upon the Client completing a capital raise which exceeds any payments then due to legal counsel of the Client.

As Agreed and Accepted the date first written above.

Ocean Cross Business Solutions Group LLC	Compliance & Risk Management Solutions Inc
/s/ William E. Schloth	/s/ Christopher Neuert
By: William E. Schloth	By: Christopher Neuert
Title: CEO	Title: Chief Executive Officer

One Gorham Island, Suite 303, Westport CT 06880
Phone: 203-489-2704
 Email: info@ocbizz.com